Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-3/A and related prospectus of B.O.S Better Online Solutions Ltd. (“BOS”) and to the incorporation by reference therein of our report dated April 27, 2015 with respect to the consolidated financial statements of BOS included in its report on Form 20-F, filed with the Securities and Exchange Commission on April 29, 2015.

/s/ KOST, FORER GABBAY & KASIERER
Tel Aviv Israel	KOST, FORER GABBAY & KASIERER
August 13, 2015	A Member of Ernst & Young Global